Exhibit 99.1

PAVmed Subsidiary Lucid Diagnostics Launches Strategic Partnership with Direct-to-Consumer Telemedicine Company UpScriptHealth

UpScriptHealth to provide telemedicine services to evaluate consumers with chronic heartburn seeking early esophageal precancer detection using Lucid’s EsoGuard test

NEW YORK, July 22, 2021 (BUSINESSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multi-product, commercial-stage medical technology company, today announced that its major subsidiary Lucid Diagnostics Inc. (“Lucid”) has entered into a definitive agreement with UpScriptHealth (“UpScript”), a leading, nationwide, direct-to-consumer telemedicine company. Pursuant to the agreement, UpScript will support Lucid’s upcoming EsoGuard Telemedicine Program by providing a Lucid-branded web-based telemedicine platform for patients with chronic heartburn symptoms to request video evaluation by a physician and, if clinically indicated, referral for Lucid’s EsoGuard® Esophageal DNA Test (“EsoGuard”).

“An important pillar of our growth strategy is to educate consumers on the link between chronic heart burn and esophageal cancer, and the availability of a simple, office-based test to detect esophageal precancer before it progresses to esophageal cancer,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer and Lucid’s Executive Chairman. “We are excited to partner with UpScript, which pioneered online healthcare prescribing, to launch our EsoGuard Telemedicine Program, initially in Arizona and eventually nationwide, to accommodate consumer interest in EsoGuard testing. We believe, based on the experience of other successful early cancer detection companies, that a such a telemedicine program with direct-to-consumer engagement can accelerate commercialization and become a key driver of long-term growth.”

Millions of patients with chronic heartburn, also known as gastroesophageal reflux disease (“GERD”), are at risk of developing esophageal precancer and highly lethal esophageal cancer. EsoGuard is a next-generation sequencing based DNA methylation assay performed on esophageal cells collected using Lucid’s EsoCheck® Cell Collection Device in a less-than five-minute office procedure. Lucid believes EsoGuard and EsoCheck constitute the first and only commercially available test capable of serving as a widespread screening tool to prevent esophageal cancer deaths, through the early detection of esophageal precancer in at-risk GERD patients.

Lucid is in the process of launching a network of Lucid Test Centers, initially in the Phoenix area, where patients can undergo the EsoCheck procedure, performed by a trained Lucid clinician, to collect cells for EsoGuard testing. The test centers will support expansion of Lucid’s EsoGuard commercialization efforts beyond gastroenterologists to include primary care physicians and consumers. At-risk GERD patients who respond to Lucid’s direct-to-consumer educational and marketing efforts will be directed to participate in the EsoGuard Telemedicine Program. An UpScript-managed telemedicine physician will perform a video evaluation of the patient and, if clinically appropriate, refer the patient to a Lucid Test Center to undergo the EsoCheck cell collection procedure and EsoGuard testing on the collected sample. The telemedicine physician will receive the EsoGuard test result and arrange the appropriate follow-up care. After completing the pilot program in Phoenix, Lucid intends to expand its Lucid Test Centers and EsoGuard Telemedicine Program regionally in Western U.S. states, and then nationwide.

About PAVmed and Lucid

PAVmed Inc. is a highly differentiated, multi-product, commercial-stage medical technology company with a diversified product pipeline addressing unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its major subsidiary, Lucid Diagnostics Inc., markets the first and only commercial tools for widespread early detection of esophageal precancer and cancer – the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device. Its GI Health division also includes the complementary EsoCure™ Esophageal Ablation Device with Caldus™ Technology. Another major subsidiary, Veris Health Inc., is a digital health company developing the first intelligent implantable vascular access port with biologic sensors and wireless communication to improve personalized cancer care through remote patient monitoring. Its Minimally Invasive Interventions division markets its CarpX® Minimally Invasive Device for Carpal Tunnel Syndrome. Other divisions include Infusion Therapy (PortIO™ Implantable Intraosseous Vascular Access Device and NextFlo™ Intravenous Infusion Set), and Emerging Innovations (non-invasive laser-based glucose monitoring, pediatric ear tubes, and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow us on Twitter, Facebook and Instagram.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. The Company has been monitoring the COVID-19 pandemic and its impact on our business. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the success of efforts to contain it and the impact of actions taken in response. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Shaun O’Neil

Chief Commercial Officer

(518) 812-3087

SMO@PAVmed.com

Kristi Bruno / Katie Gallagher

LaVoieHealthScience

(617) 865-3940 / (617) 792-3937

PAVmed@lavoiehealthscience.com